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                                                                Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of April 23, 2002 by and between Inventoy.com, Inc., a Delaware corporation, (the "Company") and the persons listed as shareholders on the signature page hereto (each a "Shareholder" and collectively the "Shareholders").

      WHEREAS, the Shareholders received an aggregate of 2,400,000 Units, each Unit consisting of one (1) share of common stock of the Company (the "Shares"), 1 A Warrant (the "A Warrants") and 1 B Warrant (the "B Warrants") to purchase shares (the "Warrant Shares") of common stock of the Company pursuant to an Acquisition Agreement between the Shareholders, Assure Oil and Gas, Inc. and the Company, dated even date herewith (the "Acquisition Agreement"); and

      WHEREAS, the Company has agreed to provide the Shareholders certain rights as set forth in this Agreement.

      NOW THEREFORE, the parties hereto agree as follows:

      1.    Definitions.

            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

            "Commission" means the Securities and Exchange Commission.

            "Effectiveness Period" shall have the meaning set forth in Section
2.

            "Event" shall have the meaning set forth in Section 4.

            "Event Date" shall have the meaning set forth in Section 4.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Filing Date" means, with respect to a Registration Statement, the date ninety (90) days from the date of this Agreement.


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            "Holder" or "Holders" means each Shareholder or the Shareholders or such other holder or holders, as the case may be, from time to time of Registrable Securities.

            "Indemnified Party" shall have the meaning set forth in Section
6(c).

            "Indemnifying Party" shall have the meaning set forth in Section
6(c).

            "Losses" shall have the meaning set forth in Section 6(a).

            "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

            "Prospectus" means the prospectus included in either the Tranche A Registration Statement or the Tranche B Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "Registrable Securities" means (1) the Shares received by the Shareholders from the Company pursuant to the Acquisition Agreement; (2) the Warrant Shares issuable upon exercise of the A Warrants received by the Shareholders from the Company pursuant to the Acquisition Agreement (the "A Warrant Shares"); (3) the Warrant Shares issuable upon exercise of the B Warrants received by the Shareholders from the Company pursuant to the Acquisition Agreement (the "B Warrant Shares"); and (4) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares and Warrant Shares excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned.

            "Registration Statement" means either the Tranche A Registration Statement or the Tranche B Registration Statement, contemplated by Section 2, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.


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            "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Tranche A Registrable Securities" means 50% of the Shares and 100% of the A Warrant Shares.

            "Tranche B Registrable Securities" means 50% of the Shares and 100% of the B Warrant Shares.

            "Underwritten Registration" or "Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

      2.    Shelf Registration.

            (a)   Tranche A Registrable Securities.

            As soon as practicable, the Company shall diligently prepare and file with the Commission a Registration Statement covering the resale of the Tranche A Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (the "Tranche A Registration Statement"). The Tranche A Registration Statement shall be on Form SB-2 or, if Form SB-2 is not then available, another appropriate form permitting registration of Tranche A Registrable Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, public or private sales). The Company shall use its best efforts to cause the Tranche A Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and to keep such Tranche A Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date of this Agreement or such earlier date when all Tranche A Registrable Securities covered by such Tranche A Registration Statement have been sold or may be sold pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Holders, to such effect (the "Tranche A Effectiveness Period"); provided, however, that the Company shall not be deemed to have used its best efforts to keep the Tranche A Registration Statement effective during the Tranche A Effectiveness Period if it voluntarily or negligently takes any action (or fails to take any action) to suspend, delay or withdraw the effectiveness of the Tranche A Registration Statement under the Securities Act during the Tranche A Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Tranche A Registration Statement and the Commission has not declared it effective.


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            (b)   Tranche B Registrable Securities.

            Within 18 months of the declared effectiveness of the Tranche A Registration Statement, the Company shall diligently prepare and file with the Commission a registration statement covering the resale of the Tranche B Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (the "Tranche B Registration Statement"). The Tranche B Registration Statement shall be on Form SB-2 or, if Form SB-2 is not then available, another appropriate form permitting registration of Tranche B Registrable Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, public or private sales). The Company shall use its best efforts to cause the Tranche B Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and to keep such Tranche B Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date of this Agreement or such earlier date when all Tranche B Registrable Securities covered by such Tranche B Registration Statement have been sold or may be sold pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Holders, to such effect (the "Tranche B Effectiveness Period"); provided, however, that the Company shall not be deemed to have used its best efforts to keep the Tranche B Registration Statement effective during the Tranche B Effectiveness Period if it voluntarily or negligently takes any action (or fails to take any action) to suspend, delay or withdraw the effectiveness of the Tranche B Registration Statement under the Securities Act during the Tranche B Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Tranche B Registration Statement and the Commission has not declared it effective.

            (c)   Underwritten Offering.

            If either the Tranche A Registration Statement or the Tranche B Registration Statement is to be effected in the form of an Underwritten Offering and the managing underwriters thereof advise the Company in writing that in their opinion the amount of Registrable Securities proposed to be sold in such offering exceeds the amount of Registrable Securities which can be sold in such offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering. No Holder may participate in any Underwritten Offering hereunder unless such Person
(i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

      3. Registration Procedures. For the purposes of this Section 3, the Tranche A Registration Statement and the Tranche B Registration Statement are sometimes referred to collectively as the "Registration Statements." In connection with the Company's registration obligations hereunder, the Company shall:

            (a) Prepare and file with the Commission within the time periods set forth in Section 2 the Registration Statements on Form SB-2 or, if Form SB-2 is not available, another appropriate form permitting registration of Registrable Securities for resale by the Holders in


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accordance with the method or methods of distribution thereof as specified by the Holders, and use its best efforts to cause the Registration Statements to become effective and remain effective as provided herein; provided, however that, subject only to the Holders providing to the Company in writing information relating to the Holders' proposed method of distribution of Registrable Securities and such other information required by law, not less than ten (10) days prior to the filing of the Registration Statements or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and
(ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Holders shall have five days after receipt of the Registration Statements or any related Prospectus or any amendment or supplement thereto to comment on or object to the filing of such documents. The Company shall not file the Registration Statements or any such Prospectus or any amendments or supplements thereto without including any comments reasonably requested by the Holders and shall not file any such documents to which the Holders of a majority of the Registrable Securities shall object.

            (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statements as may be necessary to keep the Registration Statements continuously effective for the applicable time period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statements or any amendment thereto; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the registration of all Registrable Securities covered by the Registration Statements during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statements as so amended or in such Prospectus as so supplemented.

            (c) Notify the Holders of Registrable Securities to be sold immediately (and, in the case of (i)(A) below, not less than three Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statements is proposed to be filed; and (B) with respect to the Registration Statements or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statements or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time the Registration Statements become stale and are no longer effective; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement


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made in the Registration Statements or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statements, Prospectus or other documents so that, in the case of the Registration Statements or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statements or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (e) Furnish to each Holder, without charge, at least one complete copy of each of the Registration Statements and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

            (f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus forming part of the effective Registration Statements) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby agrees to respond in writing to a written request from the Purchaser with respect to the effectiveness of such Prospectus.

            (g) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

            (h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be free of all restrictive legends, except as required by applicable law, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least three (3) Business Days prior to any sale of Registrable Securities.

            (i) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statements or a supplement to the related Prospectus or any


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document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statements nor such Prospectuses will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (j) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed or quoted on any securities exchange, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed or quoted to the extent required by the rules of such exchange, market or other quotation system.

            (k) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) commencing on the first (1st) day of the first (1st) fiscal quarter of the Company after the effective date of the Registration Statements.

            (l) At such time as a Registration Statement has been declared effective by the Commission covering the resale of any Registrable Securities, the Company shall cause its legal counsel to deliver to the Transfer Agent an opinion, subject to the holders of any Registrable Securities making such representations and warranties to Company counsel as it may require, certifying that such Registrable Securities may be sold by the Holders pursuant to such Registration Statement with the purchasers thereof receiving share certificates without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect. In the event that, at any time, such Registration Statement ceases to be effective, the Company shall immediately deliver written notice thereof to the Transfer Agent and the Holders stating that the opinion of the Company's legal counsel may no longer be relied upon by the Transfer Agent (unless and until an additional or amended, as applicable, Registration Statement is so declared effective (with respect to the resale of such Registrable Securities) ). Upon the receipt of any conversion or exercise notice while the Registration Statement is effective, the share certificates representing such Registrable Securities shall bear a restrictive legend unless the Holders, either in connection with the delivery of such notice or thereafter, deliver written notice to the Transfer Agent and the Company (including notice via telecopy) that such Registrable Shares have been sold by the Holders pursuant to such Registration Statement and make such representations and warranties as Company counsel may require, whereupon the Transfer Agent shall issue share certificates to the purchasers thereof without restrictive legend.

      Each Holder covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(f) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective and (ii) each Holder and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.


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      Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a written notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(i), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

      4.    [Reserved].

      5.    Registration Expenses.

            (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not a Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and, (v) fees and disbursements of all independent certified public accountants referred to in Section 3(a)(ii), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed.

            (b) Notwithstanding anything to the contrary herein, the Holders shall be responsible for the cost of underwriting discounts and commissions if any, applicable to the Registrable Securities, and the fees and expenses of its counsel.

      6.    Indemnification.

            (a) Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' and expert fees) and expenses (collectively,


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"Losses"), as incurred, arising out of or relating to any breach of any warranty or representation contained herein, any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, which information was relied on by the Company for use therein or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) Indemnification by Holders. In connection with the Registration Statement, each Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement or any Prospectus and agrees to indemnify and hold harmless the Company, their directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the information provided to the Company as provided for hereinabove, and only to the extent, that (i) such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus.

            (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.


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      An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

      All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

            (d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Indemnified Party and the Indemnifying Party, as the case may be, shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the Purchasers pursuant to the Purchase Agreement and the Warrants bear to the gain, if any, realized by the selling Holder upon the resale thereof. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Shareholder or Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      7. Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

      8. Remedies. In the event of a breach by the Company, of any of its obligations under this Agreement, each Holder in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement and to obtain preliminary, temporary and injunctive relief without the necessity of posting any bond or undertaking, whether statutory or otherwise, as a pre-requisite to obtaining such injunctive relief, said requirement being hereby waived by the Company. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

      9. Miscellaneous.

            (a) Survival of Warranties. The warranties, representations, and covenants of the Company and the Shareholder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Shareholder or the Company.

            (b) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, legal representatives, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither this Agreement nor any of the rights and obligations created hereby can be assigned by the Company, and any such attempted assignment will be void. Any Shareholder can transfer all or any portion of its rights and obligations hereunder to any other person or entity selected by the Shareholder who is not a competitor of the Company.

            (c) Governing Law/Venue. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the City, County and State of New York, USA.

            (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (f) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by written notice to the other parties. Notices to Holders shall be furnished by the same method to the address(es) provided to the Company in writing by Shareholder.

            (g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Shareholders.

            (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

            (i) Attorney's Fees. Notwithstanding anything herein to the contrary, in the event of a default by either party of its duties and obligations under this Agreement, the non-defaulting party shall be entitled to recover of the defaulting party, in addition to all other damages and relief, all of its reasonable attorney's fees and costs, in addition to the reasonable costs of any expert witnesses.

            (j) Entire Agreement. This Agreement represents and constitutes the entire agreement and understanding between the parties with regard to the subject matter contained herein. All prior agreements, understandings and representations are hereby merged into this Agreement.

                          [remainder of page is blank]

      IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

                                  THE COMPANY:

                          INVENTOY.COM, INC.


                          By: /s/ Ed Kaplan
                              ------------------------------
                              Name:  Ed Kaplan
                              Title: President and CEO


                                  THE SHAREHOLDERS:



/s/ Sandra Hall
----------------------------------
         Sandra Hall


/s/ Shelly Green
----------------------------------
         Shelly Green


BELESARIUS INDUSTRIES INC.


By: /s/ D.A. Kent
    ------------------------------
    Name:  D.A. Kent
    Title: President


1083862 ONTARIO LIMITED


By: /s/ Jack Greenberg
    ------------------------------
    Name:  Jack Greenberg
    Title: President


/s/ Pritam H. Mahtani
----------------------------------
       Pritam H. Mahtani


TONBRIDGE FINANCIAL CORP.


By: /s/ R.E. Cordes
    ------------------------------
    Name:  R.E. Cordes
    Title: President


PRIVATE INVESTMENT COMPANY LTD.


By: /s Martin Christen
    ------------------------------
    Name:  Martin Christen
    Title: Director


FIELDSTON TRADERS LIMITED


By: /s Erwin Sui
    ------------------------------
    Name:  Erwin Sui
    Title: Canadian Power of Attorney


HARVESTER EMERGING MARKETS FUND


By: /s/ R.E. Cordes
    ------------------------------
    Name:  R.E. Cordes
    Title: President


                              Signature page 1 of 2

/s/ Pritam H. Mahtani
----------------------------------
       Pritam H. Mahtani


LIBREVILLE COMPANY LTD.


By: /s/ Mark Moran
    ------------------------------
    Name:  Mark Moran
    Title: Director


/s/ Hagen Gocht
----------------------------------
          Hagen Gocht


/s/ Grant Robertson
----------------------------------
        Grant Robertson


/s/ Rick C. Bennett
----------------------------------
        Rick C. Bennett


TERAMA COMPANY LIMITED


By: /s/ RE Cordes
    ------------------------------
    Name:  RE Cordes
    Title: President


/s/ Anne McGinnis
----------------------------------
         Anne McGinnis


/s/ Lisa Komoroczy
----------------------------------
        Lisa Komoroczy


INTEGRAL BUSINESS SERVICES LTD.


By: /s/ Blanca Montano
    ------------------------------
    Name:  Blanca Montano
    Title: President


PADDINGTON INC.


By: /s/ Julie S. Mills
    ------------------------------
    Name:  Julie S. Mills
    Title: for Director -- Grant Corengton, Ltd.


HECATE, INC.


By: /s/ J. Michelle Williams
    ------------------------------
    Name:  J. Michelle Williams
    Title: for Director -- Lawrence Adderly


/s/ Thomas Christen
----------------------------------
         Thomas Christen


DART MANAGEMENT CORPORATION


By: /s/ Sheldon Rakin
    ------------------------------
    Name:  Sheldon Rakin
    Title: Vice-President


CRYSTAL OVERSEAS TRADING INC.


By: /s/ Gabriela Krug
    ------------------------------
    Name:  Gabriela Krug
    Title: Director/Secr.


DUNCAN SERVICES LTD.


By: /s/ Carol Liburd-Rawlins
    ------------------------------
    Name:  Carol Liburd-Rawlins
    Title: for Director -- Lance Harper, Ltd.


                              Signature page 2 of 2